Exhibit 10.1

Date: January 30, 2022

To: Queen’s Gambit Growth Capital (“Counterparty”)

Address: 55 Hudson Yards

44th Floor

New York, NY 10001

From: ACM AART VII B, LLC, a Delaware limited liability company (“Seller”)

Re: Termination of OTC Equity Prepaid Forward Transaction

Ladies and Gentlemen:

Reference is made to that certain agreement dated as of November 15, 2021, by and between Counterparty and Seller for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Agreement”) with respect to Class A Ordinary Shares, par value $0.0001 per share, of Counterparty (“SPAC Shares”) and the Class A ordinary shares of Pivotal Holdings Corp into which into which such SPAC Shares will be converted in the Business Combination. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Forward Purchase Agreement.

1.    Termination of Forward Purchase Agreement. Each of the parties to the Forward Purchase Agreement agrees that, notwithstanding anything in the Forward Purchase Agreement to the contrary, the Transaction is hereby terminated and the Forward Purchase Agreement hereby rendered of no further effect. No further payments or deliveries shall be due by either Seller to Counterparty or Counterparty to Seller in respect of the Transaction (whether in cash, shares or otherwise), including without limitation in respect of any settlement amount, breakage costs or any amounts representing the future value of the Transaction, and neither party shall have any further obligation under the Transaction and, for the avoidance of doubt and without limitation, no payments will have accrued or be due under Sections 2, 6 or 11 of the ISDA Form.

2.    Release. Effective as of the date hereof, each party to this agreement (in such capacity, the “Releasing Party”) does hereby, for itself and each of its affiliates, release and forever discharge the other parties and their affiliates and each of their respective current or former equityholders, directors, officers, agents and employees (in each case, in such person’s respective capacity as such), from any and all liabilities whatsoever to the Releasing Party or any of its affiliates, whether at law or in equity, arising from, related to or in connection with the Forward Purchase Agreement or the Transaction.

3.    Professional Fees. Notwithstanding anything to the contrary in this letter agreement, the Counterparty shall pay to the Seller on the date of the closing of the Business Combination the attorney fees and other reasonable expenses of the Seller in an amount not to exceed $50,000.

4.    Governing Law. This letter agreement, and any claim or cause of action hereunder based upon, arising out of or related to this letter agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this letter agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

5.    Counterparts; Signatures. This letter agreement may be executed in one or more counterparts each of which shall be deemed to be an original and which together shall constitute the same agreement. For purposes of this letter, the signature page hereto signed and transmitted by facsimile machine is to be treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and this letter transmitted is to be considered to have the same binding effect as an original signature on an original document.

[Signature Pages Follow]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this letter agreement and returning it to us at your earliest convenience.

Very truly yours,

ACM AART VII B, LLC

By:	/s/ Ivan Q. Zinn
Name:	Ivan Q. Zinn
Title:	Authorized Signatory

Agreed and accepted by:

QUEENS GAMBIT GROWTH CAPITAL

By:	/s/ Victoria Grace
Name:	Victoria Grace
Title:	Chief Executive Officer

Agreed and accepted by:

SWVL INC.

By:	/s/ Youssef Salem
Name:	Youssef Salem
Title:	Chief Financial Officer